As filed with the Securities and Exchange Commission on March __, 2001.
                                                     Registration No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                              --------------------

                                    FORM S-8
                          Registration Statement Under
                           the Securities Act of 1933

                              --------------------


                             YOUNG INNOVATIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)

               Missouri                                  43-1718931
    (State or Other Jurisdiction of                   (I.R.S. Employer
    Incorporation or Organization)                   Identification No.)

                              13705 Shoreline Court
                           Earth City, Missouri 63045
                    (Address of Principal Executive Offices)

                             YOUNG INNOVATIONS, INC.
                       1997 STOCK OPTION PLAN, AS AMENDED
                            (Full Title of the Plan)

             George E. Richmond                        Telephone number,
           Chief Executive Officer                   including area code,
           Young Innovations, Inc.                   of agent for service:
            13705 Shoreline Court                       (314) 344-0010
         Earth City, Missouri 63045
   (Name and Address of Agent For Service)


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                         CALCULATION OF REGISTRATION FEE

                                             Proposed     Proposed
       Title of                               Maximum      Maximum
      Securities             Amount          Offering     Aggregate   Amount of
         to be                to be            Price      Offering  Registration
      Registered           Registered(1)   Per Share(2)   Price(2)      Fee

--------------------------------------------------------------------------------

Common Stock, par value   300,000 Shares       $18.41     $5,523,000   $1,381
$0.01 per share

--------------------------------------------------------------------------------

1 An undetermined number of additional shares may be issued if the anti-dilution adjustment provisions of the plan become operative.

2 Estimated solely for the purpose of calculating the registration fee in accordance with rule 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market System on March 23, 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

                  Pursuant to General Instruction E of Form S-8, the Registration Statement on Form S-8 filed by Young Innovations, Inc. (the "Company") (File No. 333-65673) with the Securities and Exchange Commission (the "Commission") is incorporated herein by reference.

                  The following documents are also incorporated by reference:

                           (1) The Annual Report of the Company on Form 10-K for
the fiscal year ended December 31, 1999, which has heretofore been filed by the Company with the Commission pursuant tot he Securities Exchange Act of 1934, as amended (the "1934 Act").

                           (2) The Company's Quarterly Reports on Form 10-Q for
the quarter periods ended March 31, 2000, June 30, 2000 and September 30, 2000 which have heretofore been filed by the Company with the Commission pursuant to the 1934 Act.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

                  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.  Exhibits.
         --------

                  Reference is made to the Exhibit Index.

Item 9.  Undertakings.
         ------------

                  The registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) That, for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Earth City, State of Missouri, on the 28th day of March, 2001.

                                          YOUNG INNOVATIONS, INC.


                                          By: /s/ George E. Richmond
                                             -----------------------------------
                                             George E. Richmond,
                                             Chief Executive Officer



                                POWER OF ATTORNEY

                  We, the undersigned officers and directors of Young Innovations, Inc., hereby severally constitute George E. Richmond and Alfred E. Brennan, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and generally to do all such things in our name and behalf in the capacities indicated below to enable Young Innovations, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

                  Pursuant to the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 28th day of March, 2001.

               Signature                                     Title


/s/ George E. Richmond
------------------------------           Chief Executive Officer and Director
      George E. Richmond                 (Principal Executive Officer)


/s/ Alfred E. Brennan
------------------------------           President, Chief Operating Officer and
       Alfred E. Brennan                 Director (Principal Financial Officer)


/s/ Arthur L. Herbst, Jr.
------------------------------           Chief Financial Officer and Director
     Arthur L. Herbst, Jr.               (Principal Accounting Officer)


/s/ Richard G. Richmond
------------------------------           Director
      Richard G. Richmond

/s/ Richard P. Conerly
------------------------------           Director
      Richard P. Conerly


/s/ Criag E. LaBarge
------------------------------           Director
       Craig E. LaBarge


/s/ Connie H. Drisko, DDS
------------------------------           Director
     Connie H. Drisko, DDS


/s/ James R. O'Brien
------------------------------           Director
       James R. O'Brien


/s/ Brian F. Bremer
------------------------------           Director
        Brian F. Bremer

                                  EXHIBIT INDEX

Exhibit Number                              Description
--------------                              -----------

      5                 Opinion (including consent) of McDermott, Will & Emery.*

     23.1               Consent of Arthur Andersen, LLP*


*Filed herewith